Exhibit 16.0  C.W. Amos & Company Letter re: Changes in Accountants






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[C.W. Amos & Company Logo]
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Certified Public Accountants
Business Consultants

August 7, 1997

Securities and Exchange Commission
Washington, D.C. 20549


To whom it may concern:

On April 25, 1997, our appointment as auditors for Annapolis National Bancorp, Inc. was terminated. We have read the statement concerning changes in accountants contained in its Registration Statement on Form SB-2, and any amendments thereto, originally filed with the Securities and Exchange Commission on June 23, 1997, File No. 333-29841 and we agree with such statement.



/s/ C.W. Amos & Company, LLC
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C.W. AMOS & COMPANY, LLC
Annapolis, Maryland





             170 Jennifer Road, Suite 320, Annapolis, MD 21401-3064
           Annapolis Phone 410/266-9396 Baltimore Phone 410/841-6173
                 Washington Phone 301/970-2025 Fax 410/841-5040